Exhibit 32.0

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert A. Bedinghaus, Chairman of the Board and Chief Executive Officer of Cincinnati Bancorp, Inc. (the “Company”), and Herbert C. Brinkman, Senior Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-K for the year ended December 31, 2020 (the “Report”) and that:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2021	/s/ Robert A. Bedinghaus
Robert A. Bedinghaus
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2021	/s/ Herbert C. Brinkman
Herbert C. Brinkman
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.